EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of Houston American Energy Corporation (the "Company") of our report dated March 27, 2008, relating to the Company's financial statements as of and for the year ended December 31, 2007, appearing in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the heading 'Experts' in this Registration Statement.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
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Houston, Texas

June 18, 2008